Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ.****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

September 15, 2020

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

Re:	fuboTV Inc. Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-243876)

Ladies and Gentlemen:

We have acted as special counsel to fuboTV Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-1, with the File No. 333-243876, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of up to __________ shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock), which includes up to _________ shares to be issued and sold by the Company (including ________ shares subject to the underwriters’ over-allotment option described in the Registration Statement) (the “Primary Shares”), and up to 900,000 shares to be offered and sold by that certain selling shareholder named in the Registration Statement (the “Selling Shareholder”) upon exercise of the underwriters’ over-allotment option described in the Registration Statement (the “Secondary Shares”).

As such special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Registration Statement, including the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended to date; (c) the Company’s Bylaws, as amended to date; (d) certain resolutions of the board of directors of the Company; (e) the form of underwriting agreement to be executed by the Company, the Selling Shareholder and the underwriters substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); and (f) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the legal competence of all signatories to such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832

fuboTV Inc. September 15, 2020 Page 2

On the basis of the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Primary Shares have been duly authorized and, when the Primary Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable; and

2. The Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832